Exhibit 99.1

Emerge Energy Services LP Announces Third Quarter 2013 Results

Southlake, Texas — November 14, 2013 — Emerge Energy Services LP (“Emerge”) today announced third quarter 2013 financial and operating results.

Highlights

•                  Adjusted EBITDA of $26.0 million for the three months ended September 30, 2013.

•                  Distributable cash flow of $23.4 million for the three months ended September 30, 2013.

•                  Cash available for distribution of $19.9 million, or $0.86 per unit, for the three months ended September 30, 2013.

•                  Full quarter sales of 734,000 tons of sand, 96% of which was Northern White Sand.

•                  Average utilization of over 57% of capacity at our Barron facility.

Overview

Emerge reported net income of $15.4 million, or $0.64 per diluted unit for the three months ended September 30, 2013.  For that same period, Emerge reported Adjusted EBITDA of $26.0 million and distributable cash flow of $23.4 million.  Net income and Adjusted EBITDA for the three months ended September 30, 2012, were $4.7 million and $10.0 million, respectively.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge uses to assess its performance on an ongoing basis.

Previously, Emerge declared a distribution of $0.86 per unit for the quarter ended September 30, 2013.  This represents a 23% increase over the pro-rated second quarter distribution of $0.70 per unit.

“Emerge is proud to deliver another quarter of record performance,” said Ted Beneski, Chairman of the Board of Directors of the general partner of Emerge.  “Our distribution continues to exceed the forecast contained in our prospectus, thanks to our high-quality products, customer-focused services, and continued focus on operational improvements.  Further, we expect that the fourth quarter will once again exceed our projections contained in our IPO Prospectus, and are pleased to announce preliminary distribution guidance of $3.80 - $4.00 per unit for 2014.”

“Our Barron plant continues to exceed our expectations, as capacity utilization continues to proceed ahead of schedule,” added Rick Shearer, CEO of Emerge.  “The addition of another screen deck at our New Auburn operation brings that plant up to full utilization of its air permit.  We continue to broaden our customer base, including the addition of five new major customers over the past quarter, and we are happy to announce the execution of a major new multi-year supply contract at our New Auburn facility.  Our customers are demanding product quality, reliable delivery and superior customer service, and Emerge is working daily to meet those needs.  Our dramatic growth is proof that we are delivering on these high customer expectations. Our substantially increased sales to the Western Canadian Sedimentary Basin, as well as the Marcellus and Utica sales, have validated our strategy of having access to two Class One railroads.

“Our fuel segment continues to outperform our expectations, thanks in part to the incremental benefit of the Direct Fuels acquisition, solid third quarter margins, increased fuel volumes, and a temporary spike in RIN prices.  We are particularly pleased that our fuel segment recently added a major refiner to its terminal throughput customer list, and a business unit within our fuel segment obtained ‘shipper status’ on a major common carrier pipeline.  We believe both of these events will have a positive impact on our fuel segment results in the future.  Even though we benefited from high RIN prices in third quarter, we expect RIN pricing to return to its long-term average in the fourth quarter or early next year.  We continue to pursue fundamental improvements in fuel segment operations with an emphasis on lowering costs, new customer contracts, and advantageous purchasing arrangements.”

Conference Call

Emerge will host its 2013 second quarter conference call later today, Thursday, November 14, 2013 at 3 p.m. CDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (866) 318-8614 or (617) 399-5133 and entering pass code 72026576. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website. A replay will be available by audio webcast and teleconference from 7:00 p.m. CDT on November 14 through 11:59 p.m. CDT on December 14, 2013. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 66647937.

Operating Results

The following table summarizes our unaudited consolidated operating results for the three and nine months ended September 30, 2013 and 2012 (in thousands).

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

REVENUES
Revenues from fuel sales	$221,227	$157,705	$508,860	$400,751
Revenues from sand sales	36,613	16,941	95,822	47,007
Other revenues	12,401	1,356	22,543	4,674
Total revenues	270,241	176,002	627,225	452,432
OPERATING EXPENSES
Cost of product	221,073	159,041	515,254	402,558
Operations and maintenance	17,663	4,509	37,730	12,651
Depreciation, depletion and amortization	6,390	2,234	14,466	6,558
Selling, general and administrative expenses	5,673	2,475	13,879	7,681
IPO transaction-related costs	44	—	10,966	—
Equity-based compensation expense	2,300	—	3,521	—
Gain on disposal of equipment	(4)	(8)	(4)	(3)
Total operating expenses	253,139	168,251	595,812	429,445
Income from operations	17,102	7,751	31,413	22,987
OTHER EXPENSE (INCOME)
Interest expense	1,645	2,350	9,308	7,966
Loss from debt restructuring, net	—	674	—	674
Loss on early extinguishment of debt	—	—	907	—
Other	(118)	(22)	(277)	(38)
Total other expense	1,527	3,002	9,938	8,602
Income before provision for taxes	15,575	4,749	21,475	14,385
Provision for taxes	171	20	296	61
NET INCOME	$15,404	$4,729	$21,179	$14,324
ADJUSTED EBITDA (a)	$25,967	$10,007	$60,565	$29,625

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP-based net income.

Sand Segment

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

REVENUES
Revenues from sand sales	$36,613	$16,941	$95,822	$47,007
Other revenues	10,838	280	18,150	724
Total revenues	47,451	17,221	113,972	47,731
OPERATING EXPENSES
Cost of product	11,944	4,823	32,765	12,325
Operations and maintenance	13,809	2,151	28,427	5,953
Selling, general and administrative expenses	2,606	1,390	6,904	4,241
Total operating expenses	28,359	8,364	68,096	22,519
Segment income	$19,092	$8,857	$45,876	$25,212
Volume of sand sold (tons in thousands):
Kosse, Texas facility	30	56	98	136
New Auburn, Wisconsin facility	360	256	967	733
Barron, Wisconsin facility	344	—	821	—
Total volume of sand sold	734	312	1,886	869

For the quarter ended September 30, 2013, Emerge sold 734,000 tons of sand, 704,000 of which were sold from its Wisconsin facilities.  The New Auburn facility sold 360,000 tons, compared to 256,000 tons for the same period in 2012, while the Barron facility, which commenced operations in late December 2012, sold 344,000 tons.  Sand segment income was $19.1 million for the third quarter, compared to $8.9 million for the same quarter in 2012.  This 115% increase in segment income was due to the increase in volume and associated gross margin of sand sold, as well as an increase in income from our logistics services, but was partially mitigated by increased costs at our Barron facility and segment  selling, general and administrative costs.

Fuel Segment

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

REVENUES
Revenues from fuel sales	$221,227	$157,705	$508,860	$400,751
Other revenues	1,563	1,076	4,393	3,950
Total revenues	222,790	158,781	513,253	404,701
OPERATING EXPENSES
Cost of product	209,129	154,218	482,489	390,233
Operations and maintenance	3,854	2,358	9,303	6,698
Selling, general and administrative expenses	1,701	1,085	4,290	3,440
Total operating expenses	214,684	157,661	496,082	400,371
Segment income	$8,106	$1,120	$17,171	$4,330
Volume of refined fuels sold (gallons in thousands)	69,644	49,956	161,071	127,806
Volume of terminal throughput (gallons in thousands)	48,969	36,209	144,851	135,400
Volume of transmix refined (gallons in thousands)	34,909	5,718	59,392	18,375
Refined transmix as a percent of total refined fuels sold	50.1%	11.4%	36.9%	14.4%

For the quarter ended September 30, 2013, Emerge sold 70 million gallons of refined fuel, compared to 50 million gallons for the same period last year, and had additional third-party volume of 49 million gallons pass through its terminals, compared to 36 million gallons for the same period last year.  Emerge refined 35 million gallons of transmix for the three months ended September 30, 2013, compared to 6 million gallons for the same period last year.  The increase in volumes was primarily due to the acquisition of Direct Fuels, which Emerge acquired at the close of its IPO on May 14, 2013.  Segment income for Fuel was $8.1 million for the full quarter, compared to $1.1 million for the comparable quarter in 2012.  This 636% increase in segment income was due, in part, to the acquisition of Direct Fuels, general improvement in fuel-rated margins, and increased gross margin from higher-than-normal RINS prices.

Capital Expenditures

For the three months ended September 30, 2013, our capital expenditures totaled $2.6 million.  This includes approximately $0.8 million of maintenance capital expenditures.

Distributable Cash Flow

For the three months ended September 30, 2013, Emerge generated $23.4 million in Distributable Cash Flow.  Our Board of Directors reserved approximately $3.5 million for capital expenditures as we are in the process of expanding our credit facility.  After deducting this reserve, our cash available for distribution is $19.9 million.  Assuming that we are successful in establishing a larger facility, we intend to release this reserve back to investors in subsequent quarters.  On October 25, 2013, we announced the distribution of $0.86 per unit, which will be paid November 14, 2013 to common unitholders of record on November 6, 2014.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and gas wells.  Emerge also processes transmix, distributes refined motor fuels and biodiesel, operates bulk motor fuel storage terminals, and provides complementary services.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements, including our statements relating to the anticipated expansion of our credit facility and our cash available for distribution in future quarters, involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.   When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the registration statement filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in the registration statement could cause our actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Robert Lane

(817) 865-2541

EMERGE ENERGY SERVICES LP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands except per unit data)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2013	2012	2013	2012

REVENUES
Revenues from fuel sales	$221,227	$157,705	$508,860	$400,751
Revenues from sand sales	36,613	16,941	95,822	47,007
Other revenues	12,401	1,356	22,543	4,674
Total revenues	270,241	176,002	627,225	452,432
OPERATING EXPENSES
Cost of product	221,073	159,041	515,254	402,558
Operations and maintenance	17,663	4,509	37,730	12,651
Depreciation, depletion and amortization	6,390	2,236	14,466	6,558
Selling, general and administrative expenses	5,673	2,475	13,879	7,681
IPO transaction-related costs	44	—	10,966	—
Equity-based compensation expense	2,300	—	3,521	—
Gain on disposal of equipment	(4)	(8)	(4)	(3)
Total operating expenses	253,139	168,251	595,812	429,445
Income from operations	17,102	7,751	31,413	22,987
OTHER EXPENSE (INCOME)
Interest expense, net	1,645	2,350	9,308	7,966
Loss from debt restructuring, net	—	674	—	674
Loss on early extinguishment of debt	—	—	907	—
Other	(118)	(22)	(277)	(38)
Total other expense	1,527	3,002	9,938	8,602
Income before provision for income taxes	15,575	4,749	21,475	14,385
Provision for income taxes	171	20	296	61
NET INCOME	$15,404	$4,729	$21,179	$14,324
Less Predecessor net income before May 14, 2013			13,124
Net loss from May 14, 2013 through September 30, 2013			$8,055
Earnings per common unit (basic)	$0.64		$0.34
Earnings per common unit (diluted)	$0.64		$0.34
Weighted average number of common units outstanding including participating securities (basic)	24,015,662		24,015,662
Weighted average number of common units outstanding (diluted)	24,021,289		24,020,700

EMERGE ENERGY SERVICES LP

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	September 30, 2013	December 31, 2012

ASSETS
Current Assets:
Cash and equivalents	$22,658	$1,467
Restricted cash and equivalents	6,190	—
Trade and other receivables, net	50,843	26,781
Inventories	29,797	22,848
Direct financing lease receivable	934	1,579
Prepaid expenses and other current assets	9,117	2,602
Total current assets	119,539	55,277
Property, plant and equipment, net	134,815	120,851
Mineral resources, net	10,540	10,563
Intangible assets, net	42,093	1,426
Goodwill	29,264	—
Deferred financing and public offering costs, net	3,431	7,085
Deposits and other assets	317	587
Total assets	$339,999	$195,789

LIABILITIES AND PARTNERS’ EQUITY

Current Liabilities:
Accounts payable	$31,803	$27,622
Accrued liabilities	11,292	7,278
Deferred compensation and equity-based compensation liability	6,389	—
Deferred revenue	1,127	801
Current portion of long-term debt	388	9,321
Current portion of capital lease liability	2,897	1,548
Current portion of advances from customers	—	4,043
Total current liabilities	53,896	50,613
Long-term debt, net of current portion	108,566	129,641
Capital lease liability, net of current portion	1,414	5,428
Asset retirement obligations	693	690
Total liabilities	164,569	186,372
Commitments and contingencies
Partners’ Equity:
Predecessor members’ equity	—	9,417
General partner	—	—
Limited partner units	175,430	—
Total partners’ equity	175,430	9,417
Total liabilities and partners’ equity	$339,999	$195,789

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income plus interest expense, income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring.  Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP.  The following table (in thousands) reconciles net income to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of Adjusted EBITDA to net income :
Net income	$15,404	$4,729	$21,179	$14,324
Depreciation, depletion and amortization expense	6,390	2,234	14,466	6,558
Provision for income taxes	171	20	296	61
Interest expense	1,645	2,350	9,308	7,966
IPO transaction-related costs	44	—	10,966	—
Equity-based compensation expense	2,300	—	3,521	—
Loss from debt restructuring, net	—	674	—	674
Loss on early extinguishment of debt	—	—	907	—
Other income	(118)	(22)	(277)	(38)
Provision for doubtful accounts	132	30	200	83
Gain on disposal of equipment	(4)	(8)	(4)	(3)
Asset retirement obligation	3	—	3	—
Adjusted EBITDA	$25,967	$10,007	$60,565	$29,625

We define distributable cash flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures.  In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters.  Distributable cash flow does not reflect changes in working capital balances.

Three Months Ended September 30, 2013
Net income	$15,404

Add (less) reconciling items post-IPO:
Add depreciation, depletion and amortization expense	6,390
Add amortization of deferred of financing costs	187
Add income taxes accrued	66
Add equity-based compensation expense (includes $21 of equity-based incentive plan)	2,321
Add provision for doubtful accounts	132
Add IPO-related transaction costs	44
Add accretion of asset retirement obligation	3
Less cash distribution on participating securities	(294)
Less maintenance capital expenditures	(834)

Distributable cash flow	$23,420
Less reserve for planned capital expenditures	(3,451)
Cash available for distribution	$19,969